BIO NITROGEN CORPORATION

SUBSCRIPTION AGREEMENT FOR SUBSCRIPTION RECEIPTS

TO:               Bio Nitrogen Corporation

AND TO:      B Group LLC (the “Agent”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Bio Nitrogen Corporation (the “Corporation”) that number of subscription receipts (the “Subscription Receipts”) set out below at a price of $1,000 per Subscription Receipt. Each Subscription Receipt is exchangeable into one unit (a “Unit”). Each Unit is comprised of one Convertible Debenture (as defined herein) and one Warrant (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in “Terms and Conditions of Subscription for Subscription Receipts of Bio Nitrogen Corporation” attached hereto including without limitation the representations, warranties and covenants set forth in the applicable schedules and exhibits attached hereto. The Subscriber further agrees, without limitation, that the Corporation and the Agent may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

Number of Subscription Receipts: x $1,000.00
(Name of Subscriber)
=
Account Reference (if applicable): __________________
Aggregate Subscription Price: __________________
By:	(the “Subscription Price”)
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)	If the Subscriber is signing as agent for a principal and is not a trust company or trust corporation purchasing as trustee or agent for accounts fully managed by it or a person acting on behalf of a fully managed account managed by it, complete the following (“Beneficial Purchaser”):
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)
(Name of Principal)

(Subscriber’s Address, including Municipality/County and Province/State)	(Principal’s Address)

(Telephone Number) (Email Address)

Registration Instructions as set forth below:	Delivery Instructions as set forth below:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including Postal Code/Zip Code)	(Address)

(Contact Name) (Telephone Number)	(Contact Name) (Telephone Number)

Number and kind of securities held directly or indirectly, if any:	State whether Subscriber is an insider of the Corporation:

Yes ☐ No ☐

The Corporation hereby accepts the subscription for Subscription Receipts as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules and exhibits), this ___ day of _________________, 2012.

Bio Nitrogen Corporation

By:
Name:
Title:

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SUBSCRIPTION RECEIPTS OF
BIO NITROGEN CORPORATION

ARTICLE 1 - INTERPRETATION

1.1	Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agent” means B Group LLC.

“Beneficial Purchaser” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in New York are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Collateral” means all Property (whether tangible or intangible), rights and other interests of the Corporation or any of its subsidiaries in which security interests are created, or purported to be created, for the benefit of the Participants under any Collateral Document.

“Collateral Documents” means the Security Agreement, the Promissory Note and each other agreement evidencing or relating to a security interest in any Collateral and in form and substance satisfactory to the Agent.

“Common Shares” means the common shares in the capital of the Corporation.

“Conversion Price” means the price at which the principal amount of the Convertible Debentures will be convertible into Common Shares of the Corporation, initially being one (1) Common Share for each $0.03 of principal amount of the Convertible Debenture.

“Convertible Debenture” means a convertible, redeemable unsecured subordinated debenture of par value of $1,000, which shall bear interest at 12% per annum, payable semi-annually in arrears maturing on June 30, 2013, in the form attached hereto as Exhibit A. Each Convertible Debenture will be convertible at the holder’s option into fully-paid Common Shares at any time prior to maturity at the Conversion Price. The Convertible Debentures will be redeemable, in whole or in part, at a price equal to the principal amount thereof, plus accrued and unpaid interest, at the Corporation’s sole option on not more than 60 days’ and not less than 30 days’ prior notice, provided that the weighted average trading price of the Common Shares on the over-the-counter markets or other exchange for the twenty (20) consecutive trading days ending five (5) trading days preceding the date on which notice of redemption is given is not less than $0.80. The Corporation will have the option to satisfy its obligation to repay the principal amount of the Convertible Debentures, in whole or in part, due at redemption or maturity upon at least 30 days’ and not more than 60 days’ prior notice, by delivering that number of freely tradable Common Shares obtained by dividing the principal amount of the Convertible Debentures by the lower of (i) the Conversion Price and (ii) 80% of the Current Market Price on the date of redemption or maturity, as applicable.

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“Corporation” means Bio Nitrogen Corporation and includes any successor corporation to or of the Corporation.

“Current Market Price” of a Common Share at any date means (i) the price per share equal to the weighted average trading price at which the Common Shares have traded on any stock exchange on which the Common Shares are then listed, for the 20 consecutive Trading Days ending 5 Trading Days prior to such date, or (ii) if the Common Shares are not then listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive Trading Days by the aggregate number of Common Shares so sold, or (iii) if the Common Shares are not then traded on any recognized market or exchange, the price per share as determined by the directors of the Corporation, acting reasonably.

“Default” means an Event of Default or an event that (with notice, lapse of time or both) would become an Event of Default.

“Escrow Release Condition” shall have the meaning ascribed to such term in Section 3.2.

“Event of Default” means the events of default described in Section 9.1. of the form of Convertible Debenture attached hereto as Exhibit D and/or any of the following: (i) the cancellation or termination of the KBR Engineering in any form, (ii) the failure of the Corporation to deliver to the Agent a written weekly update report on the KBR Engineering from KBR within five (5) days after each Friday in which the week ends from the Closing Date until the KBR Engineering has been completed and a final KBR Report delivered, (iii) failure to complete the KBR Report before August 15, 2012, (iv) failure to secure plant financing and site for the first plant of the Corporation by September 15, 2012, and/or (v) failure of the Corporation to complete the uplisting to become fully reporting with the U.S. Securities and Exchange Commission by October 15, 2012.

“KBR” means Granherne, Inc., a subsidiary of Kellogg Brown & Root.

“KBR Agreement” means the agreement for technical services for the biomass to urea project, dated February 28, 2012 between KBR and the Corporation.

“KBR Engineering” means the engineering work being performed by KBR, in accordance with the KBR Agreement.

“KBR Report” means the final report to be delivered by KBR in connection with finalization of the KBR Engineering as set forth in the KBR Agreement.

“Minimum Subscription” shall have the meaning ascribed to such term in Section 3.4.

“Offering” means the offering of up to approximately US$1,000,000 of Subscription Receipts made by the Corporation.

“Participant” means any Person acquiring or holding Convertible Debentures issued in connection with the Offering.

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“Person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Preferred Shares” means the series A preferred shares in the capital of the Corporation.

“Promissory Note” means the promissory note, dated on or prior to the Closing Date, for the full amount of the Subscription Price, issued by the Corporation to the Participant, which shall be delivered to the Agent, as collateral agent of the Participant, in the form attached hereto as Exhibit B.

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Purchased Securities” means the Subscription Receipts purchased by the Subscriber, together with the underlying Units, Convertible Debentures, Warrants, Warrant Shares and Common Shares or any securities underlying such securities, as applicable.

“Required Participants” means Participants holding more than fifty percent (50%) principal amount of Convertible Debentures issued in connection with the Offering.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the United States of America, the applicable policy statements issued by the securities regulators in the United States of America.

“Security Agreement” means the Security Agreement, in the form attached hereto as Exhibit C, dated on or prior to the Closing Date, between the Corporation and the Agent, granting the Agent, for the benefit of the Participants, a continuing first priority security interest in all of its right, title and interest in, to and under any and all present and after acquired personal property of the Corporation and any and all of the following property: (i) all rights to the sublicensing agreement between Agricultural Bioenergy Products, LLC and BIO-SNG Technologies International Corp., a wholly owned subsidiary of the Corporation, (ii) the legal rights to the Bio Nitrogen brand name, website and commercial and marketing rights, and (iii) engineer reports, patents, licenses or rights to patents and any other tangible or intangible assets of the Corporation and any other present or future assets of the Corporation.

“Subscriber” means the subscriber for the Subscription Receipts as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules and exhibits attached hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article”, “Section” or “Subsection” followed by a number means and refers to the specified Article, Section or Subsection of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Subscription Receipts” means the subscription receipts of the Corporation offered pursuant to the Offering, each subscription receipt being exchangeable into one Unit.

“Termination Date” shall have the meaning ascribed to such term in Section 3.2(b).

“Transaction Documents” means this Agreement and the Collateral Documents.

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“Unit” each unit consists of one Convertible Debenture and one Warrant.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrants” means a common share purchase warrant to acquire 25,000 Common Shares at a price of $0.06 per Common Share for a period ending on June 30, 2015, in the form attached hereto as Exhibit D.

“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants.

1.2	Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in U.S. dollars.

1.4	Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules, Exhibits and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause, Schedule or Exhibit are to the applicable article, section, subsection, paragraph, clause, Schedule or Exhibit of this Subscription Agreement.

ARTICLE 2 - SCHEDULES AND EXHIBITS

2.1	Description of Schedules

The following are the Schedules and Exhibits attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Exhibit A	-	Form of Convertible Debenture

Exhibit B	-	Promissory Note

Exhibit C	-	Security Agreement

Exhibit D	-	Form of Warrants

Exhibit E	-	Certificate of Accredited Investor

Exhibit F	-	Additional Representations and Warranties

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ARTICLE 3 - SUBSCRIPTION and escrow

3.1	Subscription for the Subscription Receipts

The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the Purchased Securities form part of a larger offering, at a purchase price of $1,000 per Subscription Receipt for aggregate gross proceeds of approximately $1,000,000. The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) hereby confirms its irrevocable subscription for and offer to purchase the Subscription Receipts from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4 hereto.

3.2	Subscription Funds

Funds representing the aggregate Subscription Price paid (the “Subscription Funds”) must be made payable by means of wire transfer of immediately available funds in United States dollars, to “B Group LLC” to the following account:

Account Name: B Group, LLC

Bank Name: Wachovia Bank, N.A., a Wells Fargo Bank

Bank Address: Palm Beach, FL

ABA Routing Number: 063000021

Account Number: 200-001-673-5558

The Subscription Funds shall be held in escrow by the Agent and released from escrow, as follows:

(a)	to the Corporation satisfaction of the following conditions and timeline: (i) up to $500,000 upon receipt of invoices to the Corporation from KBR or other companies necessary to complete the KBR Engineering, and (ii) the balance of funds for engineering, working capital and other purposes of the Corporation as approved by the Agent (the “Escrow Release Condition”); and

(b)	to the Subscriber, in full without interest, in the event that the Escrow Release Condition is not met on or before July 31, 2012 or such other time as may be agreed upon by the Corporation and the Agent (the “Termination Date”).

3.3	Automatic Exchange

The Subscriber acknowledges that if the Escrow Release Condition is satisfied on or before the Termination Date, each registered holder of Subscription Receipts will become the holder of Units at such time on the basis of one Unit for each Subscription Receipt held without the payment of any additional consideration or the undertaking of any further action by such Subscribers. Each Subscription Receipt shall thereafter represent an entitlement to receive a certificate or certificates evidencing the Convertible Debentures and Warrants which comprise the Units issuable in respect of the Subscription Receipts held.

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3.4	Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the Offering is subject to a minimum Subscription Price of $1,000 (the “Minimum Subscription”), and that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Subscription Receipts, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any funds delivered to the Agent representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, the funds representing that portion of the subscription for the Subscription Receipts which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1	Closing

Delivery and sale of the Subscription Receipts and payment of the aggregate Subscription Price will be completed in escrow (the “Closing”) at the offices of the Corporation, at 10:00 a.m. (New York time) (the “Closing Time”) on June 29, 2012 or such other place or date or time as the Corporation and the Agent may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Agent, acting reasonably, or waived by the Agent, the Agent shall deliver to the Corporation all completed Subscription Agreements.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Subscription Receipts) have not been complied with to the satisfaction of the Agent, acting reasonably, or waived by them, the Participant shall be reimbursed the Subscription Price and the Agent, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2	Corporation Conditions of Closing

The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement, including the representations and warranties made in any schedules or exhibits attached hereto, the performance or compliance in all material respects of all covenants contained in this Subscription Agreement, the receipt of all necessary regulatory approvals and the fulfillment of the following conditions as soon as possible and in any event not later than 4:00 p.m. (New York time) on that day that is two business days before the Closing Date:

(a)	delivery to the Agent by the Subscriber of the Subscription Price as set forth in Section 3.2 above;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to the Agent;

(c)	if applicable, the Subscriber having properly completed, signed and delivered the Certificate of Accredited Investor set out as Exhibit E hereto to the Agent.

4.3	Participant Conditions

The Corporation acknowledges and agrees that the consummation of the transactions contemplated hereby, is subject to the satisfaction, on or before the Closing Date or such other time specified, of the following conditions:

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(a)	the representations and warranties made by the Corporation in this Subscription Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Subscription Agreement);

(b)	the Corporation shall have complied in all material respects with its covenants herein;

(c)	the Agent shall have received executed copies of the Transaction Documents in form and substance reasonably satisfactory to the Agent;

(d)	no Default shall be continuing; and

(e)	the Agent shall have been reimbursed by the Corporation of all fees (including fees of legal counsel to the Agent), expenses and other consideration in connection with the consummation of the transactions described in the Transaction Documents.

The conditions set forth in this Section 4.3 may be waived by the Agent in its sole discretion, in whole or in part, at any time and from time to time.

4.4	Authorization of the Agent

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) irrevocably authorizes the Agent in its discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Agent, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)	to receive certificates representing the Purchased Securities, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Subscription Receipts and to exercise any rights of termination contained in this Agreement;

(b)	to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement or any ancillary or related document; and

(c)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Agent in its sole discretion may determine.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1	Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to, and covenants with, the Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) as follows, and acknowledges that the Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) is relying on such representations and warranties in connection with the transactions contemplated herein:

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(a)	the Subscriber shall have the benefit of the representations, warranties and covenants attached hereto in Exhibit F. Such representations, warranties and covenants shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Subscription Receipts and continue in full force and effect for the benefit of the Subscriber.

(b)	the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and is duly qualified to carry on business in each jurisdiction where such registration is necessary;

(c)	the Corporation has full corporate power and authority to execute, deliver and perform each of its obligations under this Subscription Agreement, including the issue of the Subscription Receipts;

(d)	this Subscription Agreement, when accepted by the Corporation, will constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms;

(e)	the execution, delivery and performance of this Subscription Agreement by the Corporation, and the issue of the Subscription Receipts and the issuances of the Warrants and Common Shares issuable upon exchange thereof, do not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound;

(f)	no order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of the Subscription Receipts or the issuance of the Warrants and Common Shares issuable upon exchange thereof has been issued and remains outstanding against the Corporation; and

(g)	the Subscription Receipts and Warrants shall have the terms and conditions set forth in Exhibits A and B herein.

ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1	Representations, Warranties and Covenants of Subscriber

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) hereby represents, warrants and covenants to the Corporation and the Agent as follows and acknowledges that the Corporation and the Agent are relying on such representations, warranties and covenants in connection with the transactions contemplated herein (which representations, warranties and covenants shall survive the issuance of the Subscription Receipts to the Subscriber):

(a)	The Subscriber, and (if applicable) each Beneficial Purchaser for whom it is acting, were offered the Subscription Receipt in and are resident in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Subscription Receipts and the Subscriber and any Beneficial Purchaser was solicited to purchase the Subscription Receipts solely in such jurisdiction.

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(b)	The Subscriber, and (if applicable) each Beneficial Purchaser for whom it is acting, has been independently advised as to potential restrictions with respect to trading in the Purchased Securities imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Purchased Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Subscription Receipts or the Purchased Securities issuable pursuant thereto except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of any applicable restricted period and compliance with the other requirements of applicable law and it agrees that certificate(s) representing the Subscription Receipts and the Purchased Securities issuable pursuant thereto may bear a legend indicating that the resale of such securities is restricted. The Subscriber further acknowledges that it should consult its own legal counsel in its jurisdiction of residence for full particulars of applicable resale restrictions.

(c)	The Subscriber, on its own behalf and (if applicable) on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) makes the representations, warranties and covenants set out in Exhibit E to this Subscription Agreement to the Corporation and the Subscriber, and (if applicable) any such Beneficial Purchaser acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each Beneficial Purchaser of Subscription Receipts for whom it is acting.

(d)	The Subscriber is an Accredited Investor (as defined in Exhibit E attached hereto) and is acquiring the Subscription Receipts for its own account or for the account of a Beneficial Purchaser for whom it is acting that is an Accredited Investor as to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Purchased Securities in violation of United States securities laws or applicable state securities laws.

(e)	The Subscriber has properly completed, executed and delivered within applicable time periods to the Corporation the certificate (dated as of the date hereof) set forth in Exhibit E to this Subscription Agreement and the information contained therein is true and correct.

(f)	The representations, warranties and covenants contained in Exhibit E to this Subscription Agreement will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(g)	The Subscriber understands that the Purchased Securities have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the contemplated sale is being made in the United States and to or for the account or benefit of U.S. Persons in reliance on an exemption from registration under Rule 506 of Regulation D to Accredited Investors or to non-U.S. Persons in compliance with applicable Securities Laws.

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(h)	The Subscriber, on its own behalf and (if applicable) on behalf of any Beneficial Purchaser, understands and acknowledges that the Corporation is under no obligation and has no present intention to register the resale of the Purchased Securities on its behalf under the U.S. Securities Act or to assist the Subscriber in complying with an exemption from registration therefrom and the Subscriber understands that there is no public market for the Securities in the United States and no such market is expected or intended to develop.

(i)	The Subscriber understands and acknowledges that the Corporation is required to file and does file current and periodic reports in the United States pursuant to Sections 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

(j)	The funds representing the Subscription Price (as set forth on the face page of this Subscription Agreement) does not and will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to the Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

(k)	The Subscriber understands and acknowledges that the Subscription Receipts and the Purchased Securities are "restricted securities", as such term is defined under Rule 144 under the U.S. Securities Act and if it decides to offer, sell or otherwise transfer any of the Subscription Receipts or the Purchased Securities, such securities may be offered, sold or otherwise transferred only, (i) to the Corporation, (ii) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with all applicable local laws and regulations, (iii) if the sale is made in the United States (A) in accordance with Rule 144A under the U.S. Securities Act to a Person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of a “qualified institutional buyer” and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, or (B) in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in transfers pursuant to (iii)(B) or (iv) above, the seller has furnished to the Corporation an opinion from counsel of recognized standing in form and substance satisfactory to the Corporation, acting reasonably, prior to such offer, sale or transfer to the effect that registration is not required under the U.S. Securities Act or applicable state securities laws.

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(l)	The Subscriber acknowledges that neither the Subscription Receipts nor the Purchased Securities issued on exercise of the Subscription Receipts have been registered under the U.S. Securities Act or any state securities laws. The Convertible Debenture and Warrants may not be exercised by or on behalf of a U.S. Person or a Person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and all applicable state securities laws and the holder has delivered an opinion of counsel of recognized standing, reasonably satisfactory to the Corporation to such effect.

(m)	The subscription for the Subscription Receipts by the Subscriber, or any Beneficial Purchaser for whom it is acting, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such other Beneficial Purchaser resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Subscription Receipts or Purchased Securities or to be registered with or to file any report or notice with any governmental or regulatory authority.

(n)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Subscription Receipts and the completion of the transactions described herein by the Subscriber or any Beneficial Purchaser for whom it is acting will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or any Beneficial Purchaser for whom it is acting, the Securities Laws or any other laws applicable to the Subscriber or any Beneficial Purchaser for whom it is acting, if applicable, or any other contract, instrument, undertaking, covenant or agreement to which the Subscriber or any Beneficial Purchaser for whom it is acting is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber or any Beneficial Purchaser for whom it is acting.

(o)	In the case of a subscription for the Subscription Receipts by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, (i) the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such Beneficial Purchaser; (ii) each principal is subscribing as principal for its own account, not for the benefit of any other Person and not with a view to the resale or distribution of the Purchased Securities, and (iii) each of such principals can, and does, make the representations, warranties and covenants set out in Exhibit E as are applicable to such principal by virtue of its jurisdiction of residence or by virtue of being subject to the applicable securities legislation of such jurisdiction, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each Beneficial Purchaser for whom the Subscriber is acting.

(p)	In the case of a subscription for the Subscription Receipts by the Subscriber acting as principal, this Subscription Agreement (and all other documentation in connection with such subscription) has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any Beneficial Purchaser on whose behalf the Subscriber is acting.

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(q)	If the Subscriber is:

(i)	a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Subscription Receipts as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement; or

(ii)	a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.

(r)	If required by the Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Subscription Receipts or the Purchased Securities as may be required by any securities commission, stock exchange or other regulatory authority.

(s)	The Subscriber, and each Beneficial Purchaser for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated by this Subscription Agreement, including but not limited to, trading in the Purchased Securities and with respect to the resale restrictions imposed by the Securities Laws and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or Beneficial Purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(t)	The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Subscription Receipts and is able to bear the economic risks of such investment.

(u)	No Person has made any written or oral representations:

(i)	that any Person will resell or repurchase the Purchased Securities;

(ii)	that any Person will refund the Subscription Price; or

(iii)	as to the future price or value of the Purchased Securities.

(v)	It has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, prospectus, registration statement, sales or advertising literature or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content and delivery of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Purchased Securities.

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(w)	The Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Subscription Receipts.

(x)	The Subscriber acknowledges that the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber.

(y)	The Subscriber has not purchased the Subscription Receipts through or as a result of any “general solicitation” or “general advertising”, as such terms are used in Regulation D under the U.S. Securities Act, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Subscription Receipts is not being accompanied by any such advertisement or as part of a general solicitation.

(z)	The Subscriber consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Subscription Receipts or Purchased Securities in order to implement the restrictions on transfer set forth and described herein.

(aa)	None of the funds being used to purchase Subscription Receipts are, to the Subscriber’s knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities.

6.2	Acknowledgments and Covenants of the Subscriber

The Subscriber, (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) acknowledges and agrees as follows:

(a)	No prospectus has been filed with any Securities Regulators in connection with the Offering and no registration statement has been filed in the United States.

(b)	No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of an investment in or the endorsement of the Purchased Securities.

(c)	The Subscription Receipts and Purchased Securities are not listed on any stock exchange and will be subject to statutory resale restrictions under the Securities Laws and under other applicable securities laws, and the Subscriber covenants that it will not resell the Subscription Receipts or Purchased Securities except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation, is not responsible) for such compliance. The Corporation may make a notation on its records or give instructions to any transfer agent of the Subscription Receipt Shares in order to implement such resale restrictions;

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(d)	The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current security holders of the Corporation, including the Subscriber, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development;

(e)	The Subscriber’s ability to transfer the Purchased Securities is limited by, among other things, the Securities Laws.

(f)	The Corporation is relying on the representations, warranties and covenants contained herein and in Exhibit E attached hereto to determine the Subscriber’s eligibility to subscribe for the Subscription Receipts under the Securities Laws and the Subscriber agrees to indemnify the Corporation and its respective directors, officers, employees, agents and representatives against all losses, claims, costs, expenses, damages or liabilities which it may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such Exhibit which takes place prior to the Closing Time.

(g)	The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Subscription Receipts pursuant to such exemption, certain information, protections, rights and remedies provided by the Securities Laws will not be available to the Subscriber.

(h)	Purchasing, holding and disposing of the Subscription Receipts or the Purchased Securities may have tax consequences under the tax laws of the United States. The Subscriber, and each Beneficial Purchaser for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement. The Subscriber and each Beneficial Purchaser is solely responsible for determining the tax and other consequences of the investment in the Purchased Securities applicable to it, and is not relying on the Corporation or its respective affiliates or counsel in this regard.

(i)	There is no government or other insurance covering the Subscription Receipts or the Purchased Securities.

(j)	There are risks associated with the purchase of the Subscription Receipts and the Purchased Securities and the Subscriber and any Beneficial Purchaser for whom it is acting may lose his, her or its entire investment.

(k)	The Subscriber acknowledges and agrees that as the sale of the Subscription Receipts will not be qualified by a prospectus, such sale and issuance is subject to the condition that the Subscriber or (if applicable) each Beneficial Purchaser for whom it is acting, sign and return to the Corporation all relevant documentation required by the Securities Laws.

(l)	The Subscriber acknowledges and agrees that the Corporation may be required to provide the Securities Regulators with a list setting forth the identities of the Beneficial Purchasers of the Subscription Receipts. Notwithstanding that the Subscriber may be purchasing Subscription Receipts as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

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(m)	The Subscriber understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Purchased Securities and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of such securities.

(n)	The Subscriber understands and acknowledges that any certificates representing any of the Subscription Receipts and Purchased Securities offered or sold in the United States, and all certificates issued in exchange for or in substitution of such certificates, will bear the following legend upon the original issuance of such securities and until the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIO NITROGEN CORPORATION (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT; OR (E) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM OR DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, A WRITTEN CERTIFICATION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, ACTING REASONABLY, WHICH MAY INCLUDE, A LEGAL OPINION TO BE PROVIDED TO THE CORPORATION.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(o)	The Subscriber understands and acknowledges that, in addition to the legend set forth above, any certificates representing the Warrants issued to and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

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“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

6.3	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) acknowledges and agrees that the foregoing representations and warranties and, those made in Exhibit E, are made by it with the intention that they may be relied upon by the Corporation, its counsel and the Agent in determining its eligibility to purchase the Purchased Securities under applicable securities laws and rules. The Subscriber (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting hereunder, including each Beneficial Purchaser) further agrees that by accepting delivery of the Purchased Securities, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at that date with the same force and effect as if they had been made by the Subscriber at that date and that they shall survive the purchase by the Subscriber of the Subscription Receipts and still continue in full force and effect notwithstanding any subsequent disposition by the Subscriber and any party for whom it is acting hereunder, including each Beneficial Purchaser, of the Subscription Receipts. The Corporation, its counsel and the Agent shall be entitled to rely on the representations and warranties of the Subscriber contained in this paragraph and Exhibit E, and the Subscriber shall indemnify and hold harmless the Corporation, its counsel, the Agent and each of their respective directors and officers for any loss, costs, claims, expenses or damages any of them may suffer as a result of any misrepresentations of the undersigned. The Subscriber undertakes to immediately notify the Corporation and the Agent, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and any party for whom it is acting hereunder, including each Beneficial Purchaser, following the Closing Date.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agent with respect thereto and notwithstanding any subsequent disposition by the Subscriber and any party for whom it is acting hereunder, including each Beneficial Purchaser, of any of the Subscription Receipts, the Common Shares or the Warrants, and shall continue in full force and effect for the benefit of the Corporation and the Agent, following the Closing Date.

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ARTICLE 8 - THE AGENT

8.1	Appointment, Powers and Immunities.

(a)	The Subscriber hereby appoints and authorizes the Agent to act as its administrative agent hereunder and (as applicable) under the other Transaction Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and (as applicable) the other Transaction Documents, together with such other powers as are reasonably incidental thereto.

(b)	The Subscriber hereby appoints and authorizes the Agent to act as its collateral agent under the Collateral Documents to which it is a party with such powers as are specifically delegated to the Agent by the terms of this Agreement and (as applicable) the other Transaction Documents, together with such other powers as are reasonably incidental thereto.

(c)	The Agent:

(i)	shall have no duties or responsibilities except those expressly set forth in the Transaction Documents and shall not by reason of this Agreement or any other Transaction Document be a trustee or fiduciary for any Participant;

(ii)	shall not be responsible to the Participants for any recitals, statements, representations or warranties contained in any Transaction Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, priority or sufficiency of the Collateral or any Transaction Document or any other document referred to or provided for herein or for any failure by the Corporation to perform any of its obligations hereunder or thereunder;

(iii)	except as expressly provided in the Transaction Documents, shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document;

(iv)	shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction);

(v)	shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vi)	shall have no responsibility or liability for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; and

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(vii)	shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities.

(d)	The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith.

(e)	Before the Agent acts or refrains from acting, it may require an officer’s certificate of the Corporation and/or an opinion of counsel satisfactory to the Agent with respect to the proposed action or inaction. The Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Transaction Documents the Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Transaction Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Agent, be deemed to be conclusively proved and established by an officer’s certificate delivered to the Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Agent, shall be full warrant to the Agent for any action taken, suffered or omitted to be taken by it under the Transaction Documents upon the faith thereof.

8.2	Reliance by Agent. The Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by the Agent. As to any matters not expressly provided for in the Transaction Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Participants and any action taken or failure to act pursuant thereto shall be binding upon all of the Participants and other Participants. The Agent shall have no responsibility to make any investigation into the facts or matters stated in any advice, certification or other communication furnished to it hereunder.

8.3	Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless it has received written notice from a Participant specifying such Default and stating that such notice is a “Notice of Default.” If the Agent receives such a notice, then it shall give prompt written notice thereof to the Participants. The Agent shall take such action with respect to any such Default as shall be directed in writing by the Required Participants; provided that unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants except to the extent that the Transaction Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Participants.

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8.4	Agent’s Rights as a Participant. With respect to any subscription of Purchased Securities made by it, each Person serving as the Agent hereunder (and any successor acting as the Agent) in its capacity as a Participant hereunder shall have the same rights and powers as any other Participant and may exercise the same as though it were not acting as Agent, and the term “Participant” shall, unless the context otherwise indicates, include the Agent in its individual capacity.

8.5	Indemnification. The Subscriber agrees to indemnify the Agent and its officers, directors, employees, agents, advisors, controlling Persons, members, successors and assigns, for, and hold it harmless against, any and all losses, claims, damages, liabilities or expenses (including attorneys’ fees and disbursements and settlement costs), joint or several, incurred by any of them arising out of or in connection with the Transaction Documents, the transactions contemplated hereby or thereby or any related transaction or any claim, investigation, litigation, arbitration or other proceeding (including any threatened claim, investigation, litigation, arbitration or other proceeding, regardless of whether the Agent or other indemnified Person is a party thereto, or the enforcement of any of the terms hereof or of any other Transaction Documents, and to reimburse the Agent or other indemnified Person upon demand for any fees and disbursements of counsel or other expenses incurred in connection with investigating or defending any such litigation or other proceedings; provided that no Participant shall be liable to the Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of the Agent as determined by a final, non-appealable judgment by a court of competent jurisdiction. In no event shall any Participant be liable to the Agent, or the Agent be liable to any Participant, for any punitive or consequential damages in connection with any of the Transaction Documents. The obligations of the Participants under this Section shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of the Agent, the Agent or the Special Agent, as the case may be.

8.6	Failure to Act. Except for any action expressly required of the Agent under a Transaction Document, the Agent shall in all cases be fully justified in failing or refusing to act under the Transaction Documents unless it shall receive further assurances to its satisfaction from the Participants of their indemnification obligations under Section 8.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Transaction Document shall require the Agent to take any action that it reasonably believes to be contrary to applicable law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

8.7	Resignation or Removal of the Agent. The Agent may resign at any time by giving notice thereof to the Participants, and the Agent may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Participants’ election to remove the existing Agent then the Agent may, on behalf of the Participants, appoint a replacement Agent. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the replaced Agent. After the resignation or removal of the Agent, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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8.8	Agent as Attorney-in-Fact. If an Event of Default has occurred and is continuing, the Agent and any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact (with special power of attorney) of the Corporation for the purpose of carrying out the provisions of the Transaction Documents, and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes of the Transaction Documents, which appointment as attorney-in-fact is irrevocable and coupled with an interest and, without limiting the generality of the foregoing, gives the Agent and any officer or agent thereof the power and right on behalf of the Corporation without notice to or assent by any of the foregoing to do the following when and to the extent that it is authorized or directed to do so pursuant to the terms of this Agreement or any of the Collateral Documents:

(a)     to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to, and solely to the extent of, the rights assigned to it as Collateral by or on behalf of the Corporation;

(b)     to receive, take or endorse, assign and deliver (as instructed) any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Agent as Collateral in connection with any Collateral Document or any other relevant Transaction Document;

(c)      to commence, file, prosecute, defend, settle, compromise, adjust, revoke, cancel, annul, move to dismiss or otherwise undo any claim, suit, action or proceeding with respect to any lien granted for the benefit and on behalf of the Participants in the Collateral pursuant to any Collateral Document;

(d)     to sell, transfer, assign or otherwise deal in or with the Collateral or any part of the Collateral pursuant to the terms and conditions of this Agreement and the Collateral Documents; and

(e)     to do, at its option and at the expense and for the account of the Corporation at any time or from time to time, all acts and that the Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon such Collateral.

The Corporation ratifies and confirms all actions taken by the Agent in accordance with the power of attorney granted by this Section.

8.9	Authority to Act. Subject to the other provisions of this Agreement, the Agent shall have the right and authority with full power of substitution to act for and on behalf of the Participants with respect to the Collateral Documents, including the right to create, accept, perfect and execute the Collateral Documents and any and all amendments of such documents and, on behalf of the Participants, to exercise in accordance with the provisions of this Agreement and upon the direction of the Agent the Participants’ rights under the Collateral Documents, and the Agent shall not incur any liability to the Participants in connection with any action or any failure to act under the Collateral Documents.

8.10	Consultation with Counsel; Sub-Agents, etc.

(a)	The Agent may consult with, and obtain advice from, legal counsel (which may be any employee of or counsel to any of the parties hereto), accountants and other experts in connection with the performance of its duties under the Transaction Documents, and it shall incur no liability and shall be fully protected in acting in good faith in reliance on the written opinion or written or oral advice of such counsel, accountants and other experts.

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(b)	The Agent may appoint sub-agents, trustees or other representatives (each a “Sub-Agent”) to carry out or assist in any of its duties hereunder or under the other Transaction Documents, and: (i) each such Sub-Agent shall be an agent of the Agent and (ii) each remedy, power, right, claim, cause of action, indemnity, title, interest and Lien expressed or intended by the Transaction Documents to be exercised by, vested in or conveyed to the Agent with respect thereto shall be exercisable by, vested in and conveyed to such Sub-Agent as if such Sub-Agent were named as a party to this Agreement.

(c)	The Agent shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts or Sub-Agents (as applicable) selected by it in good faith.

8.11	Limitation on Duties of the Agent in Respect of Collateral. Beyond its express duties set forth in this Agreement, the Agent shall not have any duty to the Corporation with respect to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that the Agent, or any agent or nominee thereof, maintains possession or control of any of the Collateral or any of the Collateral Documents at any office of such Person, the Agent shall, as applicable, or shall instruct such agent or nominee to, grant the Corporation and/or any Participant access to such Collateral or Collateral Documents that such Person may require for the conduct of its businesses.

8.12	Agent May Enforce Claims. All rights of action and claims under this Agreement and the Collateral Documents to which the Agent is a party may be prosecuted and enforced by the Agent in its own name as agent; provided, however, that each of the Agent is also hereby appointed as agent for the Participants for this and the other purposes of this Agreement and the Collateral Documents. The Agent may take such action solely as agent for the Participants and/or delegate the performance of such action to a third Person.

8.13	Miscellaneous.

(a)	The Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

(b)	In the event of any disagreement between the Agent and the other parties to this Agreement resulting in adverse claims being made in connection with Collateral held by the Agent, and the terms of this Agreement do not unambiguously mandate the action the Agent is to take or not to take in connection with such Collateral under the circumstances then existing, or the Agent is in doubt as to what action it is required to take or not to take, the Agent shall be entitled to refrain from taking any action until directed by a court of competent jurisdiction, and neither Agent shall incur any liability in acting or refraining from acting on such ambiguous instructions.

(c)	The Agent (or any parent, Subsidiary or associated Person) may accept deposits from, lend money to, and generally engage in any business with, the Corporation, any Participant or any of their Affiliates, without affecting the validity of the rights and obligations of the Agent established in this Agreement.

(d)	All of the rights and protections of the Agent set forth in this Agreement shall be incorporated by reference in any other Transaction Document to which the Agent is a party and shall apply to any such document as if they were set out in full therein.

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ARTICLE 9 - MISCELLANEOUS

9.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

9.2	Notices

(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)	in the case of the Corporation, to:

Bio Nitrogen Corporation
8725 N.W. 18th. Terrace, Suite 105
Doral, Florida 33172

Attention: Carlos A. Contreras, Sr.
Fax:           +1 (305) 418-8565

(ii)	in the case of the Agent:

B Group LLC
400 S. Ocean Blvd., Ste. 405
Palm Beach, FL 33480

Attention: Bryan B. Kornegay, Jr.
Fax:           +1 (561) 828-2245

(iii)	in the case of the Subscriber and any party for whom it is acting hereunder, including each Beneficial Purchaser, at the address specified on the face page hereof, with a copy to the Agent.

(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

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9.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4	Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses, provided, however, that all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by the Agent in connection with the Transaction Document and the transactions therein contemplated shall be paid and borne by the Corporation.

9.5	Applicable Law and Venue

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida. Any controversy, claim or dispute between the parties, directly or indirectly, concerning this Subscription Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration administered by the American Arbitration Association (AAA) in accordance with its International Arbitration Rules (except as specifically provided otherwise in this Section). The place of arbitration shall be Miami, Florida, United States of America. The panel shall be integrated with three arbitrators. The Corporation shall appoint one arbitrator; the Agent shall appoint one arbitrator; and these two arbitrators shall appoint the third arbitrator. The parties severally agree to expedite the arbitration proceedings in every way, so that the arbitration proceedings shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators should be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Subscription Agreement. Should either the Corporation or the Agent fail to appoint an arbitrator as required by this paragraph within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by such other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all the parties to this Subscription Agreement. The arbitration must be conducted in English. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Subscription Agreement; there shall be no appeal therefrom other than for bias, fraud or misconduct; judgment upon such decision or award may be entered in any competent court; and the application may be made to such court for confirmation of such decision or award for an order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award. The costs of the arbitration shall be borne by the party or parties and in proportion and manner set forth in the award. Any award for monetary damages shall be rendered in United States Dollars. The institution of any arbitration proceeding hereunder shall not relieve the parties from continuing to perform all of their respective obligations under this Subscription Agreement.

9.6	English Language

Each of the parties hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Common Shares and this Subscription Agreement be drawn in the English language only.

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9.7	Entire Agreement

This Subscription Agreement, including the Schedules or Exhibits hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.8	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

9.9	Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

9.10	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

*     *      *     *

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EXHIBIT A

form of convertible debenture

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EXHIBIT B

PROMISSORY NOTE

US$[●]	Dated: [●]

FOR VALUE RECEIVED, the undersigned (the “Corporation”) hereby unconditionally promises to pay to the order of [●] (the “Participant”), or its registered assign the principal sum of US$[●] Dollars in immediately available funds, on the dates and in the principal amounts provided in the Convertible Debenture dated as [●] issued by the Corporation to the Participant (the “Convertible Debenture”), together with interest thereon at the rate(s), and payable at the times, specified in the Convertible Debenture, and to pay interest on any overdue amount as provided in the Convertible Debenture.

Both principal and interest are payable to B Group LLC, as the Agent, in same day funds to the Agent’s account as follows: Account Name: B Group, LLC; Bank Name: Wachovia Bank, N.A., a Wells Fargo Bank; Bank Address: Palm Beach, FL; ABA Routing Number: 063000021; Account Number: 200-001-673-5558, or at such other account as the Agent may from time to time designate by notice to the Corporation, in each case in Dollars, free and clear of and without deduction for any and all present and future taxes.

This Promissory Note shall be binding upon and inure to the benefit of the Participant and its successors and assigns. The Corporation hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Promissory Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA; PROVIDED THAT THE PARTICIPANT SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA.

THE CORPORATION HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO. WITHOUT LIMITING THE FOREGOING, THE CORPORATION ALSO AGREES THAT THE PARTICIPANT MAY AT ITS SOLE OPTION SUBMIT ANY DISPUTE IN CONNECTION WITH THIS NOTE TO ANY OTHER COURT HAVING JURISDICTION OVER THE CORPORATION OR THE CORPORATION’S PROPERTY (AND ALL COURTS OF APPEAL THEREFROM). THE CORPORATION HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN OR REMOVED TO SUCH A COURT AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

In the event of commencement of suit to enforce payment of this Promissory Note and accrued interest, if any, the Corporation agrees to pay such additional sums for expenses and attorney fees as the court may adjudge reasonable.

Bio Nitrogen Corporation

By:
Name:
Title:

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EXHIBIT C

SECURITY AGREEMENT

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EXHIBIT D

form of warrant

1

EXHIBIT E

CERTIFICATE OF ACCREDITED INVESTOR

TO:	BIO NITROGEN CORPORATION (the “Corporation”)

RE:	Purchase of Subscription Receipts of the Corporation

In connection with the purchase by the undersigned purchaser (the "Purchaser") of Subscription Receipts of the Corporation, the Purchaser hereby represents, warrants, covenants and certifies that the undersigned satisfies one or more of the categories indicated below (please initial the appropriate line below):

(a)	an organization described in section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Subscription Receipts and Purchased Securities, with total assets in excess of US$5,000,000;

(b)	a trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Subscription Receipts and Purchased Securities, and (c) is directed in its purchase of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in Subscription Receipts and Purchased Securities;

(c)	a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

(d)	private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
(e)	a director or executive officer of the Corporation;

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(f)

a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000. For purposes of this calculation, if the mortgage or other indebtedness secured by the Subscriber’s primary residence exceeds its value and the mortgagee or other lender has recourse to the Subscriber personally for any deficiency, the amount of any excess must be considered a liability and deducted from the Subscriber’s net worth; or

(g)

a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(h)	an entity in which all of the equity owners are Accredited Investors.

Dated: ___________________________, 2012

Print name of Purchaser

By:
Signature

Title

(please print name of individual whose signature appears above, if different from name of purchaser printed above)

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EXHIBIT F

ADDITIONAL REPRESENTATIONS AND WARRANTIES

(a)          The Corporation nor any of its subsidiaries is in default or breach of: (i) any applicable laws or any term or provision of the articles, by laws or resolutions of the directors (or any committee thereof) or shareholders of the Corporation or any subsidiaries, or (ii) any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of its subsidiaries is a party or by which it is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to the Corporation or any of its subsidiaries or their respective properties or assets, which default or breach, other than with respect to a default or breach under (i) above, might reasonably be expected to have a material adverse effect on the business, operations, capital or condition (financial or otherwise) of the Corporation or would impair the ability of the Corporation to consummate the transactions contemplated hereby or thereby or to duly observe and perform any of its covenants or obligations contained in this Agreement.

(b)          the authorized capital of the Corporation consists of i) 1,000,000,000 Common Shares, of which, as at the date hereof, 200,500,187 Common Shares are outstanding as validly issued and fully paid and non-assessable shares of the Corporation and ii) 10,000,000 Preferred Shares, of which, as at the date hereof, 10,000,000 Preferred Shares are outstanding as validly issued and fully paid and non-assessable shares of the Corporation;

(c)          all of the issued and outstanding Common Shares and Preferred Shares have been validly issued and are outstanding as fully paid and non-assessable;

(d)          as at the date hereof, other than pursuant to the provisions of this Agreement, no Person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Corporation or now has any agreement, warrant, option, right or privilege (whether pre emptive or contractual) being or capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities (including convertible securities) or warrants of the Corporation;

(e)          there are no agreements in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation;

(f)          no order, ruling or determination having the effect of ceasing, suspending, prohibiting or restricting trading in any securities of the Corporation or the sale of the Common Shares or Subscription Receipts has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the knowledge of the Corporation, contemplated or threatened; and no inquiry, action, suit, investigation or other proceeding, whether formal or informal, has been commenced, announced or threatened by any stock exchange or securities commission or court or federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other regulatory authority (domestic or foreign), and there has not been any change of law, or interpretation or administration thereof, which adversely affects or may adversely affects, the distribution or trading of the Subscription Receipts or any other securities of the Corporation or which adversely affects, or may adversely affect, the value of the Subscription Receipts;

(g)          there is not in the constating documents or by-laws of the Corporation, or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration of dividends by the directors of the Corporation or payment of dividends by the Corporation to the holders of Common Shares;

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(h)          following herewith is a description of each indentures, mortgages, notes, contracts, agreements (written or oral), instruments, leases, escrow agreements or other documents to which the Corporation or its subsidiaries are a party that can reasonably regarded as presently material to the Corporation or its subsidiaries (collectively, the "Material Contracts") including the name, date and relevant parties of each Material Contract:

(i)	the sublicensing agreement dated May 25, 2012 between Agricultural Bioenergy Products, LLC and BIO-SNG Technologies International Corp., a wholly owned subsidiary of the Corporation

(i)          (i) the Material Contracts are valid and binding obligations of the Corporation or its subsidiary and, to the knowledge of the Corporation, the valid and binding obligations of each other party thereto except for such Material Contracts which if not so valid and binding would not, individually or in the aggregate, have a material adverse effect on the Corporation, (ii) neither the Corporation, any of its subsidiaries nor, to the knowledge of the Corporation, any of the other parties thereto, is in breach or violation of, or default under (in each case, with or without notice or lapse of time or both) any such Material Contract and neither the Corporation nor any of its subsidiaries has received or given any notice of a material default under any such Material Contract which remains uncured which violation or breach would, individually or in the aggregate, have a material adverse effect on the Corporation, (iii) to the knowledge of the Corporation, there exists no state of facts which after notice or lapse of time or both would constitute a default or breach of any such Material Contract or entitle any party to terminate, accelerate, modify or cause a default under, or trigger any pre-emptive rights or rights of first refusal under, any such Material Contract which would, individually or in the aggregate, have a material adverse effect on the Corporation, and (iv) other than this Agreement, there are no material contracts or agreements to which the Corporation or any of its subsidiaries is a party, or by which it is bound, for the purposes of this subparagraph, any contract or agreement pursuant to which the Corporation or any of its subsidiaries will, or may reasonably be expected to, result in a requirement to expend more than an aggregate of $10,000 or receive or be entitled to receive revenue of more than $10,000 in either case in the next 12 months and is outside of the ordinary course of business of the Corporation and its subsidiaries, will be considered to be material;

(j)          neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, will or has caused:

(i)	any breach of any Material Contract to which the Corporation or any of its subsidiaries is or are party;

(ii)	the triggering of any pre-emptive right under any agreement to which the Corporation or any of its subsidiaries is or are party;

(iii)	the triggering of any change of control provision under any agreement to which the Corporation or any of its subsidiaries is or are party;

(iv)	the termination of or shortening of: (A) the term of any Material Contract to which the Corporation or any of its subsidiaries is or are party; or (B) any term contained within any such agreement granting any manner of contractual right to the Corporation or any of its subsidiaries;

(v)	any requirement to replace, post or otherwise provide any form of credit assurance under or pursuant to any material agreement to which the Corporation or any of its subsidiaries is or are party; or

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(vi)	the loss of any right of the Corporation or any of its subsidiaries (whether presently vested or vesting or arising in future) to acquire any interest in any property, facility or undertaking (including an incremental interest in any property, facility or undertaking in which the Corporation or any of its subsidiaries currently has an interest).

(k)         the execution, delivery and performance by the Corporation of this Agreement, the Subscription Receipts, the sale and delivery of the Purchased Securities and the consummation by the Corporation any of the transactions contemplated by this Agreement or compliance by the Corporation with any of the provisions hereof:

(i)	does not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other regulatory authority or other similar third party;

(ii)	does not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under (A) any of the terms, conditions or provisions of the articles, by-laws or other constating documents of the Corporation, (B) any resolution of the board of directors (or any committee thereof) or securityholders of the Corporation, (C) any law, judgment, decree, order or award of any court, governmental agency or body, regulatory authority or arbitrator, domestic or foreign, having jurisdiction over or binding the Corporation or any of its subsidiaries or their properties or assets, or (D) any agreement, mortgage, indenture, contract, instrument, lease, license, permit or other document to which the Corporation or any of its subsidiaries is a party or by which they are bound or to which any of the property or assets of the Corporation or any of its subsidiaries is subject, other than, in the case of each of clauses (C) and (D) above, those that would not have a material adverse effect on the Corporation; and

(iii)	does not and will not give rise to any encumbrances in or with respect to the properties or assets now owned by the Corporation or its subsidiaries or the acceleration of or the maturity of any indebtedness or other liabilities or obligations under any indenture, mortgage, lease, agreement or instrument binding or affecting the Corporation, its subsidiaries or any of their properties;

(l)           the Corporation and each of its subsidiaries has carried out its affairs in compliance in all respects with and are not in violation of any applicable laws, domestic or foreign;

(m)         the minute books and other books and records of the Corporation and each of its subsidiaries are true and correct in all material respects and, for the periods from their respective dates of creation, incorporation or amalgamation, as the case may be, to the date of examination thereof, are the original books and records of the Corporation and contain copies of all proceedings (or certified copies thereof) of shareholders, the board of directors and all committees of the board of directors of such entities and all such meetings were duly called and properly held and all such resolutions were properly adopted, and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors to the date of review of such records and books not reflected in such books and other records other than those which have been disclosed to in writing by the Corporation to the Agent;

(n)          the books of account and other records of each of the Corporation and its subsidiaries, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

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(o)           there are no outstanding pre-emptive rights or other rights of first refusal or preemptive rights of purchase which entitle any Person to acquire, or to receive an offer to acquire or sell, any Common Shares or any of the property or assets of the Corporation or any of its subsidiaries;

(p)	(i)	the Corporation and each of its subsidiaries have duly and timely filed in proper from, with each relevant governmental entity, all tax returns in respect of taxes for all periods in respect of which such filings have heretofore been required;

(ii)	all such tax returns are correct and complete in all material respects, and no material fact has been omitted therefrom;

(iii)	no extension of time in which to file any such tax return is in effect;

(iv)	no governmental entity has asserted that the Corporation or any subsidiary is required to file tax returns or pay any taxes in any jurisdiction where it does not do so;

(v)	all taxes shown on such tax returns and all taxes owing by the Corporation and each of its subsidiaries, whether or not such taxes are shown on a tax return or on any assessments or reassessments, have been paid in full when due or accrued on the books of the Corporation and each of its subsidiaries;

(vi)	there are no outstanding agreements or waivers executed or filed by the Corporation or any subsidiary with any governmental entity extending the statutory period of limitations for assessment, reassessment or collection of any taxes for any period;

(vii)	all payments by the Corporation and each of its subsidiaries to any Person have been made in accordance with applicable legislation in respect of withholding tax in all material respects;

(viii)	to the knowledge of the Corporation, there are no assessments or reassessments respecting the Corporation or any of its subsidiaries pursuant to which there are amounts owing, or discussions in respect thereof with any governmental entity, or any outstanding issues which have been raised and communicated to the Corporation or any of its subsidiaries by any governmental entity, or any indication from any governmental entity that an assessement or reassessment of the corporation or any of its subsidiaries is proposed in respect of any taxes regardless of its merit, or any grounds which will prompt a reassessment;

(ix)	the Corporation and each subsidiary has withheld from each payment made to any of its officers, directors, former directors and employees, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable tax legislation;

(x)	the Corporation and each subsidiary has charged, collected and remitted on a timely basis all taxes as required under applicable Laws on any sale, supply or delivery whatsoever, made by it;

(xi)	neither the Corporation nor any of its subsidiaries has incurred any tax liabilities.

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(q)            each of the Corporation and its subsidiaries have established reserves that are adequate for the payment of all taxes not yet due and payable and there are no encumbrances or other security interests, outside of the ordinary course of business, for taxes on the assets or properties of the corporation or its subsidiaries, except for taxes not yet due;

(r)            each of the Corporation and its subsidiaries is resident for purposes of income tax only in the jurisdiction of its formation;

(s)            all filings made by the Corporation and each of its subsidiaries under which the Corporation or any of its subsidiaries has received or is entitled to government incentives have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to the Corporation or any of its subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

(t)            neither the Corporation nor any of its subsidiaries is aware of any contingent tax liability of the Corporation or any of its subsidiaries or any grounds which will prompt a reassessment;

(u)            the Corporation currently has no swaps outstanding;

(v)            the Corporation is not aware of any of its shareholders being a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation;

(w)           the Corporation does not have in place a shareholder rights protection plan;

(x)            the Corporation and its subsidiaries have been and are in compliance with all applicable federal, state, municipal, foreign and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance ("Hazardous Substances"), and there have been no spills, releases, deposits or discharges of Hazardous Substances into the earth, air or any body of water or any municipal or other sewer or drain water systems by the Corporation or any of its subsidiaries that have not been remedied, except in each case where the result would not have a material adverse effect on the Corporation;

(y)            the Corporation and its subsidiaries have obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") necessary for the operation of its business and the ownership and use of its assets and each Environmental Permit is valid, subsisting and in good standing and the holders of the Environmental Permits are not in default or breach thereof and no proceeding is pending or threatened to revoke or limit any Environmental Permit, except in each case where the result would not have a material adverse effect on the Corporation;

(z)            neither the Corporation nor any of its subsidiaries has received any notice of, or been prosecuted for an offence alleging, material non-compliance with any Environmental Laws, and the Corporation has no knowledge of any orders or directions relating to a breach of Environmental Laws requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or any of its subsidiaries, nor does the Corporation have knowledge of any of its subsidiaries receiving notice of any of the same and which orders, directions or notices remain outstanding as unresolved, except in each case where the result would not have a material adverse effect on the Corporation;

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(aa)           neither the Corporation nor any of its subsidiaries has failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any non de minimus event which is required to be so reported by any Environmental Law;

(bb)           the Corporation and its subsidiaries have the sole and exclusive right to use and are the sole and exclusive owner of all right, title and interest in and to the intellectual property and the licensed intellectual property is being used by the Corporation or its subsidiaries only with the consent of or license from the rightful owner thereof and all such licenses are in full force and effect;

(cc)           the registered intellectual property is in full force and effect and to the knowledge of the Corporation, the intellectual property has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the intellectual property;

(dd)           there is no court, governmental or other regulatory or administrative prohibition or restriction on the use of the intellectual property;

(ee)           the Corporation has no knowledge of and has received no notice of any other Person infringing on the Corporation's or any subsidiary's rights to the intellectual property or licensed intellectual property;

(ff)           there are no claims of adverse ownership, invalidity or other opposition to or conflict with any intellectual property nor of any pending or, to the knowledge of the Corporation, threatened suits, proceedings, claims, demands, actions or investigations of any nature or kind against the Corporation or its subsidiaries relating to the intellectual property; and there are no claims of adverse ownership, invalidity or other opposition to or conflict with any licensed intellectual property nor of any pending or, to the knowledge of the Corporation, threatened suits, proceedings, claims, demands, actions or investigations of any nature or kind against the Corporation or its subsidiaries relating to licensed intellectual property, which would have a material adverse effect on the Corporation;

(gg)           the use, implementation or commercialization of the intellectual property has not disclosed any material defect, shortcoming or failure within the intellectual property that would materially alter the Corporation's or its subsidiaries' current business plans regarding the intellectual property;

(hh)           neither the Corporation nor any of its subsidiaries is a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation or its subsidiaries and pursuant to certain indemnification agreements and applicable laws, and indemnities arising in the ordinary course, including pursuant to industry agreements such as operating agreements and service agreements and indemnification provisions in favour of trustees under registrar and transfer agent agreements, and pursuant to agency and underwriting agreements, credit and banking and similar agreements, all of which, taken together, do not have a material adverse effect on the Corporation) or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(ii)           to the knowledge of the Corporation, no director or officer of the Corporation and any of its subsidiaries nor, to the knowledge of the Corporation, without inquiry, any other insider of Corporation has a present intention to sell any securities of the Corporation held by it;

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(jj)           neither the Corporation nor any subsidiary has any material loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other Person not dealing at arm's length with the Corporation or any subsidiary that are currently outstanding, excluding amounts incurred in the ordinary course of employment or service;

(kk)          each of the Corporation and its subsidiaries have good title to all of its assets and undertakings (for the purpose of this clause, the foregoing is referred to as the "Interest") and its Interest is free and clear of adverse claims, except those arising in the ordinary course of business, which are not material in the aggregate; and each of the Corporation and its subsidiaries owns or leases or is entitled to own or lease all such assets or properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, have a material adverse effect on the Corporation;

(ll)           any and all agreements pursuant to which the Corporation or a subsidiary holds its interest in its material assets or is entitled to the use of material assets, are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms and neither the Corporation nor any of its subsidiaries is in material default of any of the provisions of any such agreements nor, to the knowledge of the Corporation, has any such material default been alleged, and the Corporation is not aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate, and all leases, licenses, concessions and claims pursuant to which the Corporation or a subsidiary derives its interest in such material assets are in good standing and there has been no material default under any such leases, licenses, concessions, and claims;

(mm)        there is no action, suit, proceeding, inquiry, investigation, judgment, decree, injunction, rule, award or order outstanding or pending, or to the knowledge of the Corporation, threatened against or affecting the Corporation or any subsidiary of the Corporation, or their properties, rights or assets, at law or in equity, before or by any court or federal, provincial, state, municipal or governmental department, board, bureau, commission, agency, arbitrator, instrumentality or similar body, domestic or foreign, which has, or if determined adversely could have a material adverse effect on the Corporation or which could reasonably be expected to affect the consummation of the transactions contemplated in this Agreement; and the Corporation is not aware of any existing ground on which such action, suit, proceeding, inquiry or investigation might be commenced with any reasonable likelihood of success;

(nn)

(i)	Except as disclosed in writing to the Agent by the Corporation on or prior to the date hereof, neither the Corporation nor any subsidiary of the Corporation is a party to, nor is engaged in any negotiations with respect to, any employment agreement with any officer or employee or any written or oral agreement, arrangement or understanding, providing for severance, termination or change of control payments to any Corporation employee; provided that, severance or termination payments made to non-officer employees in the ordinary course of business shall not be subject to the foregoing. Except as disclosed in writing to the Agent by the Corporation on or prior to the date hereof, the Corporation and its subsidiaries have no obligations to pay any amounts to any current or former directors, officers, employees or consultants of the Corporation or any of its subsidiaries as a result of the execution, deliver and performance of this Agreement or the completion of the Transaction and the transactions contemplated by this Agreement;

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(ii)	neither the Corporation nor any subsidiary of the Corporation is a party to, nor is engaged in any negotiations with respect to, any collective bargaining or union agreement, any actual or threatened application for certification or bargaining rights or letter of understanding, with respect to any current or former employee of the Corporation or any of its subsidiaries. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Corporation or any of its subsidiaries employees by way of certification, interim certification, voluntary recognition, or succession rights of any employee of the Corporation or any of its subsidiaries. During the last five years, no Person has petitioned and no Person is now petitioning, for union representation of any of the employees of the Corporation or any of its subsidiaries.

(iii)	neither the Corporation nor any of its subsidiaries has any direct or indirect liability with respect to any misclassification of any Person as an independent contractor rather than as an employee or as exempt rather than non-exempt, or with respect to any employee leased from another employer, and no individual who has performed services for the Corporation or any of its subsidiaries has been improperly included or excluded from participation in any Employee Plan;

(iv)	to the knowledge of the Corporation, there is no labor strike, dispute, lock-out work slowdown or stoppage pending or involving or, to the knowledge of the Corporation, threatened against the Corporation or any of its subsidiaries;

(v)	neither the Corporation nor any of its subsidiaries has engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its subsidiaries;

(vi)	the Corporation and each of its subsidiaries are in material compliance with all terms and conditions of employment and all laws respecting employment, including pay equity, human rights, privacy, employment standards, worker's compensation, occupational health and safety, the calculation and payment of wages, equal employment opportunity, affirmative action, and other hiring practices, immigration, unemployment, the payment of social security and other taxes, deductions, employment standards, employment of minors, labor relations, unions, withholding, wages and hours and overtime of any kind, insurance, pay equity, employee classification, family and medical leave and any similar applicable laws, and there are no outstanding actual or threatened claims, complaints, investigations or orders under any such laws;

(vii)	all amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay, and other employee benefits in respect of current or former directors, officers, employees or consultants of the Corporation or any of its subsidiaries which are attributable to the period before the Closing Date have been paid or are accurately reflected in the books and records of the Corporation;

(viii)	there are no outstanding assessments, penalties, fines liens, charges, surcharges, or other amounts due or owing by the Corporation or any of its subsidiaries pursuant to any workers' compensation legislation and none of the Corporation or any of its subsidiaries has been reassessed under such legislation and, to the knowledge of the Corporation, no audit of any of the Corporation or any of its subsidiaries is currently being performed pursuant to any applicable worker's compensation legislation;

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(ix)	there are no material charges pending with respect to the Corporation or any of its subsidiaries under applicable occupational health and safety legislation. The Corporation and each of its subsidiaries have complied in all material respects with the terms and conditions of applicable occupational health and safety legislation, as well as with any orders issued under applicable occupational health and safety legislation. There are no appeals of any material orders under applicable occupational health and safety legislation currently outstanding;

(x)	to the knowledge of the Corporation, none of the employees of the Corporation or any of its subsidiaries or consultants of the Corporation or any of its subsidiaries is in violation of any non-competition, non-solicitation, non-disclosure or any similar agreement with any third party;

(oo)

(i)	the Corporation and each subsidiary of the Corporation is insured by insurers who are, to the knowledge of the Corporation, of recognized financial responsibility against such losses and risks and in such amounts that, to the knowledge of the Corporation, are customary in the business in which it is engaged;

(ii)	all policies of insurance insuring the Corporation and each subsidiary of the Corporation and its businesses, assets, employees, officers and directors are in full force and effect except where the failure to be in full force and effect would not have a material adverse effect on the Corporation, and, the Corporation and each subsidiary of the Corporation is in compliance with the terms of such policies and instruments in all material respects;

(iii)	there are no material claims by the Corporation or a subsidiary of the Corporation under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause; and

(iv)	the Corporation has no reason to believe that it and each subsidiary of the Corporation will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(pp)        the financial statements of the Corporation and any subsidiaries together with the notes thereto (the “Financial Information”) have been prepared in accordance with applicable GAAP applied on a consistent basis with those of previous fiscal periods except as disclosed in the notes thereto and present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise), financial position and results of operations of the Corporation on a consolidated basis as of the dates and for the periods indicated;

(qq)        except as disclosed in the Financial Information, the Corporation has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)	those incurred in the ordinary course of business and not required to be set forth in the Financial Information under GAAP; and

(ii)	those incurred in connection with the execution of this Agreement;

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(rr)        any and all of the operations of the Corporation and its subsidiaries and to the Corporation's knowledge, any and all operations by third parties, on or in respect of the assets and properties of the Corporation and its subsidiaries have been conducted in accordance with customary industry practices and in compliance with applicable laws, rules, regulations, orders and directions of government and other competent authorities and neither the Corporation nor any subsidiary has received notice from any such third parties that there are any proceedings, investigations, directives, or orders by such governments or other authorities, domestic or foreign, affecting the assets of the Corporation or any subsidiary of the Corporation which could have a material adverse effect on the Corporation; and

(ss)        each of the Corporation and its subsidiaries is familiar with and is now and at all times has been in compliance with all applicable anti-bribery, anti-corruption and anti-money-laundering laws, and will remain in compliance with such laws prior to the completion of this transaction; neither the Corporation nor any subsidiary of the Corporation nor any Person acting on their behalf, has (i) made, requested or demanded any bribes, kickbacks or other payments, directly or indirectly, to or from any Person, to obtain favorable treatment in securing business or otherwise to obtain special concessions for the Corporation or any of its subsidiaries; (ii) made, offered or authorized any bribes, kickbacks or other payments, directly or indirectly, to or for the benefit of any governmental entity or political party or any official, employee or agent thereof, for the purpose of affecting his or her action or the action of the governmental entity or political party that he or she represents to obtain favorable treatment in securing business or to obtain special concessions for the Corporation or any of its subsidiaries; (iii) made, offered or authorized any unlawful political contributions on behalf of the Corporation or any of its subsidiaries; or (iv) otherwise used funds of the Corporation or any of its subsidiaries for any illegal purpose, including without limitation, any violation of the Foreign Corrupt Practices Act of the United States or any other applicable anti-bribery, anti-corruption or anti-money-laundering laws; and no part of the proceeds received from the transaction will be used by the Corporation for any purpose that could constitute a violation of the Foreign Corrupt Practices Act of the United States or any other applicable anti-bribery, anti-corruption or anti-money-laundering laws.

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